Exhibit 3.1
AMENDED AND RESTATED BYLAWS
OF
ZIX CORPORATION
February 4, 2009

AMENDED AND RESTATED BYLAWS

OF

ZIX CORPORATION
ARTICLE I
Offices
     1. Principal Office. The principal office of the Corporation shall be located in the City of Dallas, County of Dallas, State of Texas. The Corporation also may have offices at such other places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.
     2. Registered Office. The registered office of the Corporation, required by the Texas Business Corporation Act (the “Act”) to be maintained in the State of Texas, may be, but need not be, the same as its principal place of business in the State of Texas or the business office of a domestic or foreign corporation authorized to transact business in the State of Texas. The address of the registered office of the corporation may be changed from time to time by resolution of the Board of Directors.
ARTICLE II
Shareholders
     1. Time and Place of Meeting. Meetings of the shareholders shall be held at such times and at such places, within or without the State of Texas, as shall be determined by the Board of Directors.
     2. Annual Meetings. Annual meetings of shareholders shall be held on such date and at such time and place during the fourth month of each fiscal year (beginning in 1988) as shall be determined by the Board of Directors of the Corporation, at which they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. The date of the annual meeting of the shareholders may be a date or time different than that set forth above if the Board of Directors so determines and so states in the notice of the meeting or in a duly executed waiver thereof.
     3. Special Meetings. Special meetings of the shareholders may be called at any time by the President or the Board of Directors, and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of the holders of not less than ten percent (10%) of all the shares issued, outstanding and entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

     4. Notice. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the discretion of the President, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the Corporation.
     5. Closing of Share Transfer Records and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.
          Unless a record date shall have previously been fixed or determined pursuant to this section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by this section, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the President. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by this section, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

     6. Voting List. The officer or agent of the Corporation having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meetings of shareholders.
     7. Quorum. A quorum shall be present at all meetings of shareholders for the transaction of business if the holders of a majority of the issued and outstanding shares entitled to vote are represented at the meeting in person or by proxy, unless otherwise provided in the Articles of Incorporation or the Act. However, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. Once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.
     8. Voting. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by this section, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders.
          Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.
          Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At each election for directors every shareholder shall be entitled to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Cumulative voting is prohibited by the Articles of Incorporation. Every proxy must be executed in writing by the shareholder. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this section. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.
          An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, shall be specifically enforceable against the holder of those shares or any successor or transferee of the holder. Unless noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, an irrevocable proxy, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the irrevocable proxy at the time of the transfer or against any subsequent transferee (whether or not for value), but such an irrevocable proxy shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the irrevocable proxy.

          Shares registered in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provisions, as the board of directors of such corporation may determine.
          Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.
          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without being transferred into his name, if such authority is contained in an appropriate order of the court that appointed the receiver.
          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
          Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.
          Where brokers who are nominee record holders deliver a proxy with respect to shares for which they are the nominee record holder but do not vote on specific matters because they did not receive specific instructions on such matters from the beneficial owner of such shares (“broker non-votes”), the shares represented by the proxy will count for purposes of determining if a quorum exists, but such shares will not be included in vote totals with respect to the matter not voted upon by the broker and will have no effect on the shareholder vote with respect to the matter not voted upon by the broker.
     9. Action by Unanimous Consent. Any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.
          Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the corporation in the manner required by this section, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the President.
          A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this section.
          Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

          If any action by shareholders is taken by written consent, any articles or documents filed with the Secretary of State of the State of Texas as a result of the taking of the action shall state, in lieu of any statement required by this section or by the Act concerning any vote of shareholders, that written consent has been given in accordance with the provisions of this section and that any written notice required by this section has been given.
     10. Presence at Meetings by Means of Communication Equipment. Shareholders may participate in and hold a meeting of such shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE III
Directors
     1. Number of Directors. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors. Until otherwise fixed by resolution of the Board of Directors, the number of directors shall be six. No decrease in the number of directors shall have the effect of reducing the term of any incumbent director. Directors shall be elected at the annual meeting of the holders of shares entitled to vote in the election of directors, except as provided in Section 2 of this Article III, and each director shall hold office until (i) his successor is elected and qualified, (ii) he dies, (iii) he resigns, or (iv) he is removed. Directors need not be residents of the State of Texas or shareholders of the Corporation.
     2. Vacancies.
          (A) Subject to other provisions of this section, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though the remaining directors may constitute less than a quorum of the Board of Directors as fixed by Section 10 of this Article III. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by unanimous vote of the existing directors; provided, however, that the Board of Directors may not fill more than two (2) such directorships during the period between any two (2) successive annual meetings of shareholders. Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of the shareholders called for that purpose. Shareholders holding a majority of the issued and outstanding shares entitled to vote may, at any time, terminate the term of office of all or any of the directors, with or without cause, by a vote at any annual or special meeting, or by written consent, signed by the holders of all of such shares, and filed with the secretary or, in his absence, with any other officer. Such removal shall be effective immediately upon such shareholder action even if successors are not elected simultaneously, and the vacancies on the Board of Directors caused by such action shall be filled only by election by the shareholders.
           (B) Subject to subsection (D), the Board of Directors may, by the vote of a majority or more of the total number of directors then comprising the entire Board of Directors, terminate the term of office of any director in any of the following circumstances:

•	the director’s service or affiliation (as a board member, employee, consultant, significant stockholder, or otherwise) with a competitor to, or vendor or customer of, the Corporation creates a conflict of interest;

•	the director intentionally engages in misconduct materially injurious to the Corporation;

•	the director is convicted or enters a plea of nolo contendere, or the substantial equivalent to either of the foregoing, of or with respect to, any felony;

•	the director commits an act(s) of moral turpitude that is harmful to the Corporation;

•	the director breaches the director’s obligation of confidentiality to the Corporation; or

•	the director violates the Corporation’s “Code of Conduct and Code of Ethics.”
Determinations by the Board of Directors under this subsection (B) are within the sole discretion of the Board. Terminations shall be effective immediately upon action by the Board of Directors even if a successor is not elected simultaneously.
          (C) Furthermore, the Board of Directors may, by the vote or by the written consent of 66% or more of the entire Board of Directors, terminate the term of office of any director who was within the previous 90 day period an employee of the Corporation (or one or more of its affiliates) but who is no longer an employee of the Corporation or of any of its affiliates. Such removal shall be effective immediately upon such action by the Board of Directors even if a successor is not elected simultaneously.
          (D) The Board may terminate the term of office of a director pursuant to subsection (B) only at a meeting called for the purpose of removing the director. The meeting notice shall state that the purpose of the meeting is the removal of the director. A director shall not be removed pursuant to subsection (B) without that director having been given notice of such meeting and the director (but not a representative) having been given the opportunity to be heard at such meeting. Notwithstanding the foregoing, a formal hearing procedure need not be followed.
     3. General Powers. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things, as are not by the Act, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.
     4. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Texas.
     5. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held, without further notice, immediately following the annual meeting of shareholders at which such directors were elected, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver of notice signed by all of the directors.
     6. Regular Meetings. Regular meetings of the Board of Directors shall be held without special notice at such time and at such place as shall from time to time be determined by the Board of Directors.
     7. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, and shall be called by the Secretary on the written request of a majority of the incumbent directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

     8. Notice of Special Meetings. Notice of any special meetings shall be given at least forty-eight (48) hours prior thereto if given either personally (including written notice delivered personally or telephone notice) or by telegram, and at least one hundred twenty (120) hours prior thereto if given by written notice mailed to each director at the address of his business or residence. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed, in the above-specified manner, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice for such meeting.
     9. Waiver of Notice. Any director may waive notice of any meeting, as provided in Article IV, Section 2, of these Bylaws. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
     10. Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the number of directors fixed by Article III, Section 1, of these Bylaws shall constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.
     11. Committees. The Board of Directors by resolution passed by a majority of the full Board of Directors may designate an Executive Committee, to consist of two or more directors, one of whom shall be designated as Chairman and shall preside at all meetings of such Executive Committee and at least one of whom shall be a person other than an officer or employee of the Corporation or its subsidiaries. The Board of Directors may also designate one or more directors to be alternate members of such Executive Committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of the Executive Committee. At any meeting of the Executive Committee a majority of the members of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Executive Committee. To the extent provided in the resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it, subject to the limitations set forth in the Act, the Articles of Incorporation or these Bylaws; provided, however, that the Executive Committee shall not have the authority to authorize the issuance of shares of stock of the Corporation or to declare dividends with respect to shares of stock of the Corporation. The designation of such Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. Meetings of the Executive Committee may be called and notices given in the same manner as calling and giving notice of special meetings of the Board of Directors. Any member of the Executive Committee may be removed, for or without cause, by the affirmative vote of a majority of the full Board of Directors. If any permanent vacancy or vacancies occur in the Executive Committee, such vacancy or vacancies shall be filled by the affirmative vote of a majority of the full Board of Directors.
          The Board of Directors by resolution passed by a majority of the full Board of Directors may designate other committees, each committee to consist of two or more directors, one of whom shall be designated as Chairman and shall preside at all meetings of such committee. The Board of Directors may also designate one or more directors to be alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. To the extent provided in the resolution of the Board of Directors, the committees shall have such power and authority and shall perform such functions as may be provided in such resolution, subject to the limitations set forth in the Act, the Articles of Incorporation or these Bylaws. At any meeting of the committee a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee. Such committee or committees shall have such name or names as may be designated by the Board of Directors.
          The Executive Committee and all other such committees shall keep regular minutes of their proceedings and report the same to the Board of Directors at the meeting of the Board of Directors next succeeding such action.
     12. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any committee may, by resolution of the Board of Directors, be allowed like compensation for attending meetings of such committee.
     13. Action by Unanimous Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of a committee designated by the Board of Directors may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.
     14. Presence at Meetings by Means of Communication Equipment. Members of the Board of Directors of the Corporation or any committee designated by the Board of Directors may participate in and hold a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE IV
Notices
     1. Form of Notice. Whenever under the provisions of the Act, the Articles of Incorporation or these Bylaws, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, such notice shall be given in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation, provided that such notice as is required to be given to any director also may be given either personally (including written notice delivered personally or telephone notice) or by prepaid facsimile. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same is deposited in the United States mail addressed in the above-specified manner, with postage thereon prepaid.

     2. Waiver. Whenever any notice is required to be given to any director or shareholder of the Corporation under the provisions of the Act, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice.
ARTICLE V
Officers
     1. General. The elected officers of the Corporation shall be a President, one or more Vice Presidents, with or without such descriptive titles as the Board of Directors shall deem appropriate, a Secretary and a Treasurer. The Board of Directors by resolution may also appoint one or more Assistant Secretaries, Assistant Treasurers and such other officers and assistant officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any two or more offices may be held by the same person.
     2. Election. The Board of Directors at its first meeting after each annual meeting of the shareholders shall elect and appoint the officers to fill the positions designated in Section 1 of this Article V. The Board of Directors may appoint such other officers and agents as it shall deem necessary and may determine the salaries of all officers and agents from time to time. The officers shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed, for or without cause, at any time by a majority vote of the directors present at a meeting of the Board of Directors at which a quorum is present, when in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the persons so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.
     3. Chairman of the Board. The Chairman of the Board shall be chosen from among the directors. He shall preside at all meetings of the Board of Directors, unless he shall be absent or unless he shall, at his election, designate the President to preside in his stead, and shall have such incidental powers and duties as are related to the conduct of such meetings. The Chairman of the Board shall also be an ex-officio member of all standing committees.
     4. President. The President shall be the Chief Executive Officer of the Corporation and shall be responsible for the operations and business affairs of the Corporation. He shall preside at all meetings of the shareholders and of the Board of Directors in the absence of the Chairman of the Board, unless he shall be absent or unless he shall, at his election, designate another officer to preside in his stead. He shall, in general, have supervisory power over all of the other officers and the business activities of the Corporation, subject to the direction of the Board of Directors. He shall have authority to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws and such resolutions as may be adopted by the Board of Directors from time-to-time; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the Board of Directors which shall have supervisory power over him, any officer subordinate to him and, in general, to exercise all powers usually pertaining to the office of the President of a corporation, except as otherwise provided in these Bylaws. The President shall see that all orders and resolutions of the Board of Directors and committees thereof are carried into effect.

     5. Vice Presidents. The Vice President or, if there be more than one, the Vice Presidents, shall perform all such duties and services as shall be assigned to or required of them from time to time by the Board of Directors, the Executive Committee and any officer superior to him.
     6. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all proceedings of the meetings of the shareholders of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the Executive Committee when required. He shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Directors. He shall have charge of the seal of the Corporation and have authority to affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer, an Assistant Secretary or an Assistant Treasurer, which may be in facsimile. He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates, and shall generally perform all the duties usually appertaining to the office of the Secretary of a corporation.
          Assistant Secretaries, in the order of their seniority unless otherwise determined by the Board of Directors, shall assist the Secretary, and in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time.
     7. Treasurer and Assistant Treasurers. The Treasurer shall be the chief financial officer of the Corporation and shall have active control of and shall be responsible for all matters pertaining to the finances of the Corporation. He shall have the care and custody of all monies, funds and securities of the Corporation and shall deposit all monies and other valuable effects in the name of and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall cause to be recorded a statement of all receipts and disbursements of the Corporation in order that proper entries may be made in the books of account. He shall have the power to sign stock certificates, to endorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange, or other commercial paper payable to the Corporation, and to give proper receipts or discharges for all payments to the Corporation. He shall be responsible for all terms of credit granted by the Corporation and for the collection of all of its accounts. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
          Assistant Treasurers, in the order of their seniority unless otherwise determined by the Board of Directors, shall assist the Treasurer, and in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time.
     8. Bonding. If required by the Board of Directors, all or certain of the officers shall give the Corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of their office and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

ARTICLE VI
Certificates Representing Shares
     1. Form of Certificates. The Corporation shall deliver certificates representing all shares to which shareholders are entitled. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Texas; the name of the registered holder; the number, class of shares and the designation of the series, if any, which said certificate represents; and either the par value of the shares or a statement that the shares are without par value. Each certificate shall also set forth on the back thereof, a full or summary statement of matters required by the Act or the Articles of Incorporation to be described on certificates representing shares, and shall contain a statement on the face thereof referring to the matters set forth on the back thereof. Certificates shall be signed by the President and the Secretary or any Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation’s officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may be adopted, nevertheless, by the Corporation and issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.
     2. Restrictions on Transferability of Shares. In the event any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the Corporation, as permitted by law, each certificate representing shares so restricted shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or shall conspicuously state on the face or back of the certificate that such restriction exists pursuant to a specified document and that the Corporation will furnish to the holder of the certificate without charge upon written request to the Corporation at its principal place of business or registered office a copy of the specified document.
     3. Lost Certificates. The Corporation may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issuance of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the Corporation a bond in such form, in such sum, and with such surety or sureties as the Corporation may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
     4. Transfer of Shares. Shares of stock shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Subject to any restrictions on transfer set forth in the Articles of Incorporation of the Corporation, these Bylaws or any agreement among shareholders to which the Corporation is a party or has notice, upon surrender to the Corporation or to the transfer agent of the Corporation of the certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     5. Registered Shareholders. The Corporation shall be entitled to recognize the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
ARTICLE VII
Indemnification
     1. Indemnity. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative and including, without limitation, any “proceeding” referred to in art. 2.02-1 of the Texas Business Corporation Act (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director of officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Texas Business Corporation Act or other applicable law of the State of Texas, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith, and such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators; provided, however, that, except for a proceeding brought by an Indemnitee to enforce his or her rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Texas Business Corporation Act or other applicable law of the State of Texas requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking complying in all respects with the requirements of the Texas Business Corporation Act or other applicable law of the State of Texas (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise. If the Corporation makes an advancement of expenses to an Indemnitee, the Corporation shall be subrogated to every right of recovery the Indemnitee may have against any insurance carrier from whom the Corporation has purchased insurance for such purpose.

     2. Remedy. If a claim under this Article VII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit, including, without limitation, any appeal. In (i) any suit brought by the Indemnitee to enforce a right to indemnification (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Texas Business Corporation Act or other applicable law of the State of Texas. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that the Indemnitee met the applicable standard of conduct set forth in the Texas Business Corporation Act or other applicable law of the State of Texas, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise, shall be on the Corporation.
     3. Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
     4. Partial Indemnification; Interest.
     (A) If it is determined pursuant to the provisions of the Texas Business Corporation Act or other applicable law of the State of Texas, or by the court before which such action was brought, that an Indemnitee is entitled to indemnification as to some claims, issues, or matters, but not as to other claims, issues, or matters, involved in any action, no matter by whom brought, the person or persons making such determination (or the court) shall authorize the reasonable proration of such expenses, judgments, penalties, fines, and amounts incurred in settlement with respect to which indemnification is sought by the Indemnitee, among such claims, issues, or matters as the person or persons making such determination (or the court) shall deem appropriate in light of all of the circumstances of such action.
     (B) If it is determined pursuant to the provisions of the Texas Business Corporation Act or other applicable law of the State of Texas, or by the court before which such action was brought, that certain amounts incurred by the Indemnitee are, for whatever reason, unreasonable in amount, the person or persons making such determination (or the court) shall authorize indemnification to be paid by the Corporation to the Indemnitee for only such amounts as the person or persons making such determination (or the court) shall deem reasonable in light of all of the circumstances of such action.
     (C) To the extent deemed appropriate pursuant to the provisions of the Texas Business Corporation Act or other applicable law of the State of Texas, or by the court before which such action was brought, interest shall be paid by the Corporation to the Indemnitee, at a reasonable interest rate, for amounts for which the Corporation indemnifies the Indemnitee.

     5. Nonexclusivity. The right to indemnification and advancement of expenses provided to an Indemnitee pursuant to this Article VII shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under any charter provision, bylaw, agreement, resolution, vote of shareholders or disinterested directors, or otherwise, including, without limitation, under the Texas Business Corporation Act or other applicable law of the State of Texas, as then in effect, both as to acts in his or her official capacity and as to acts in any other capacity.
     6. Insurance.
     (A) The Corporation may purchase and maintain insurance on behalf of an Indemnitee against any liability asserted against him or her or incurred by or on behalf of him or her whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII or under the Texas Business Corporation Act or other applicable law of the State of Texas, as then in effect. The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Corporation or an Indemnitee under this Article VII and the adoption of this Article VII by the Corporation shall not in any way limit or affect the rights and obligations of the Corporation or of the other party or parties thereto under any such policy or agreement of insurance.
     (B) If the Indemnitee shall receive payment from any insurance carrier or from the plaintiff in any action against the Indemnitee in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the Corporation pursuant to this Article VII, the Indemnitee shall promptly reimburse the Corporation for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Corporation to the Indemnitee exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or coinsurance payments, shall not be deemed to be payments to the Indemnitee hereunder. In addition, upon payment of indemnified amounts under this Article VII, the Corporation shall be subrogated to the Indemnitee’s rights against any insurance carrier in respect of such indemnified amounts and the Indemnitee shall execute and deliver any and all instruments and documents and perform any and all other acts and deeds that the Corporation deems reasonably necessary or advisable to secure such rights.
     7. Witness Expenses. Upon an Indemnitee’s written request, the Corporation shall pay (in advance or otherwise) or reimburse any and all expenses reasonably incurred by the Indemnitee in connection with his or her appearance as a witness in any proceeding at a time when he has not been formally named a defendant or respondent to such a proceeding.
     8. Contribution. If the indemnity provided for in this Article VII is unavailable to an Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying the Indemnitee, shall contribute to the amount reasonably incurred by or on behalf of the Indemnitee, whether for judgments, fines, penalties, amounts incurred in settlement, or for expenses in connection with any proceeding, no matter by whom brought, in such proportion as deemed fair and reasonable, by the person or persons entitled to make the determination as to whether the Indemnitee has met the requisite standard of conduct under the Texas Business Corporation Act or other applicable law of the State of Texas, or by the court before which such proceeding was brought, taking into account all of the circumstances of such proceeding, in order to reflect (i) the relative benefits received by the Corporation and the Indemnitee as a result of the event or transaction giving cause to such proceeding; and (ii) the relative fault of the Corporation (and its other directors, officers, employees, and agents) and the Indemnitee in connection with such event or transaction.
     9. Severability. If any provision of this Article VII shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article VII contravenes public policy, this Article VII shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions that are invalid and inoperative or contravene public policy shall be deemed, without further action or deed on the part of any person, to be modified, amended, or limited, but only to the extent necessary to render the same valid and enforceable, and the Corporation shall indemnify the Indemnitee as to expenses, judgments, fines, and amounts incurred in settlement with respect to any proceeding, no matter by whom brought, to the full extent permitted by any applicable provision of this Article VII that shall not have been invalidated and to the full extent otherwise permitted.
ARTICLE VIII
General Provisions
     1. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Act, the Articles of Incorporation and any agreements or obligations of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, provided that all such declarations and payments of dividends shall be in strict compliance with all applicable laws and the Articles of Incorporation. The Board may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than fifty (50) days prior to the payment of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.
     2. Reserves. There may be created by resolution of the Board of Directors out of the earned surplus of the Corporation such reserve or reserves as the Board of Directors from time to time, in its absolute discretion, deems proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other proper purposes as the Board of Directors shall deem beneficial to the Corporation, and the Board of Directors may modify or abolish any reserve in the same manner in which it was created.
     3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
     4. Seal. The Corporation shall have a seal which may be used by causing it or a facsimile thereof to be impressed on, affixed to, or in any manner reproduced upon, instruments of any nature required to be executed by its proper officers.
     5. Annual Statement. The Board of Directors shall present at each annual meeting and when requested to do so by shareholders holding at least one third (1/3) of the outstanding shares, a full and clear statement of the business and condition of the Corporation.
     6. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may designate from time to time.
     7. Voting Securities Owned by Corporation. Voting securities in any other corporation held by this Corporation shall be voted by the President or any Vice President, unless the Board of Directors confers authority to vote with respect thereto, which may be general or confined to specific investments, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies with the general power of substitution.
     8. Resignation. Any director, officer, employee or agent of the Corporation may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE IX
Amendments to Bylaws
     These Bylaws may be altered, amended, modified or repealed, or new Bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting.
CERTIFICATE
     The foregoing Bylaws were Amended and Restated as of February 4, 2009.

/s/ Ronald A. Woessner
Ronald A. Woessner, Secretary